UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	CADE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On June 1, 2020, the Amended and Restated Employment Agreement between Cadence Bancorporation (the “Company”), Cadence Bank, N.A. (the “Bank”) and Valerie C. Toalson, dated as of March 14, 2017, was amended and restated (as so amended and restated, the “Toalson Employment Agreement”) to increase the severance multiple applicable upon a termination of Ms. Toalson’s employment by the Company without cause or a resignation by Ms. Toalson for good reason, in either case that is not in connection with a change in control of the Company, from one (1) to two (2) times the sum of her annual base salary and target incentive bonus opportunity, which severance would be payable in installments over a 24-month period.  In addition, the Toalson Employment Agreement was updated to reflect Ms. Toalson’s current annual base salary of $450,000 (as in effect since January 1, 2019), remove expired provisions and reflect certain technical clarifications.  In addition, on June 1, 2020, the Amended and Restated Employment Agreements between the Company, the Bank and each of Rudolph H. Holmes, IV and Samuel M. Tortorici, each dated as of March 14, 2017, were amended and restated  to remove expired provisions and reflect certain technical clarifications (none of which provided additional or enhanced compensation or benefits).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: June 1, 2020	By:	/s/ Valerie C. Toalson
	Name:	Valerie C. Toalson
	Title:	Executive Vice President and Chief Financial Officer